HEITMAN SECURITIES TRUST
         AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT      Exhibit 9(a)


    THIS AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT is made as of the 14th day of November, 1996, by and between Heitman Securities Trust, a Massachusetts business trust (the "Trust"), having its principal place of business in Chicago, Illinois, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("RSMC"), having its principal place of business in Wilmington, Delaware.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct, series of shares of beneficial interest, par value $0.001 per share, ("Series") each corresponding to a distinct portfolio;

    WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

   WHEREAS, at the present time, the Trust has one Series, the Heitman Real Estate Fund (the "Fund"), which consists of two classes of shares, the Heitman/PRA Institutional Class shares and the Advisor Class shares;

   WHEREAS, the Trust currently employs the services of RSMC as the Trust's transfer agent pursuant to a Transfer Agency Agreement dated as of December 3, 1993 (the "Original Agreement"); and

    WHEREAS, the Trust and RSMC desire to amend and restate the Original Agreement in its entirety by adopting this Amended and Restated Transfer Agency Agreement, which shall supersede the Original Agreement from and after the date hereof;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and RSMC agree as follows:


1. APPOINTMENTS. The Trust hereby appoints RSMC as transfer agent, registrar and dividend disbursing agent for the shares of beneficial interest (the "Shares") of the Trust and as servicing agent in connection with the disbursement of dividends and distributions and as shareholders' servicing agent for the Trust, each such appointment to take effect as of the close of business on the date first written above, and RSMC shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth and in accordance with the principles of principal and agent as enunciated by applicable common law.

2. DOCUMENTS. The Trust has furnished RSMC with copies of the Trust's Master Trust Agreement, Bylaws, Investment Management Agreement, Custodian Agreement, Administration Agreement, Distribution Agreement, Accounting Services Agreement, most recent Registration Statement on Form N-1A, current Prospectus(s) and Statement of Additional Information (the "SAI"), all forms relating to any plan, program or service offered by the Trust and a certified copy of the resolution of its Board of Trustees (the "Trustees") approving RSMC's appointment hereunder and identifying and containing the signatures of the Trust's officers authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund(s) and to execute certificates representing Shares. Subject to the provisions of
   Section 21 hereof, the Trust shall furnish promptly to RSMC a copy of any amendment or supplement to the above-listed documents. The Trust shall furnish to RSMC any additional documents necessary for it to perform its functions hereunder.

3. DEFINITIONS.

   (a) Authorized Person. As used in this Agreement, the term "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Fund(s) and certified by the Secretary or an Assistant Secretary of the Trust, or any amendment thereto as may be received by RSMC from time to time.

   (b) Oral Instructions. As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by RSMC from an Authorized Person or from a person reasonably believed by RSMC to be an Authorized Person. The Trust agrees to deliver to RSMC, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

   (c) Written Instructions. As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, telegram, cable, telex or facsimile, signed by an Authorized Person and received by RSMC.

4. INSTRUCTIONS CONSISTENT WITH MASTER TRUST AGREEMENT, ETC.

   (a) Unless otherwise provided in this Agreement, RSMC shall act only upon Oral or Written Instructions. Although RSMC may know of the provisions of the Master Trust Agreement and Bylaws of the Trust, RSMC in its capacity under the Agreement may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Master Trust Agreement or Bylaws or any vote, resolution or proceeding of the shareholders, or of the Trustees, or of any committee thereof.

   (b) RSMC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by RSMC pursuant to this Agreement. The Trust agrees to forward to RSMC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by RSMC by the close of business of the same day that such Oral Instructions are given to RSMC. The Trust agrees that the fact that such confirming Written Instructions are not
   received  by  RSMC  shall  in  no  way  affect  the  validity   of   the
   transactions or enforceability of the transactions authorized by such Oral Instructions. The Trust agrees that RSMC shall incur no liability to the Trust in acting upon Oral Instructions given to RSMC hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, RSMC is authorized to take the following actions:

   (a) Issuance of Shares. Upon receipt of a purchase order from either Rodney Square Distributors, Inc. or ACG Capital Corporation, as the case may be (each, a "Distributor"), or a prospective shareholder for the purchase of Shares and sufficient information to enable RSMC to establish a shareholder account or to issue Shares to an existing shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from RSMC's designated bank, RSMC shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus. RSMC shall deposit all checks received from prospective shareholders into an account on behalf of the Trust, and shall promptly transfer all Federal funds received from such checks to the Custodian, as defined in the Custodian Agreement between the Trust and the Custodian. (References herein to "Custodian" shall also be construed to refer to a "Sub-Custodian" if such appointment has been made.) If so directed by the Distributor, the confirmation supplied to the shareholder to mark such issuance will be accompanied by a Prospectus.

   (b) Transfer of Shares; Uncertificated Securities. Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide RSMC with instructions for the transfer of such Shares which include a signature guaranteed by a commercial bank, trust company or member firm of a national securities exchange and such other appropriate documentation to permit a transfer, then RSMC shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), and the laws of the Commonwealth of Massachusetts relating to the transfer of shares of beneficial interest.

   (c)   Share  Certificates.   If  at  any  time  the  Fund  issues  share
   certificates, the following provisions will apply:

        (1)The Trust will supply RSMC with a sufficient supply of share certificates representing Shares, in the form approved from time to time by the Trustees of the Trust, and, from time to time, shall replenish such supply upon request of RSMC. Such share certificate shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust, and notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until RSMC is otherwise directed by Written Instructions.

        (2)In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by a surety company approved by RSMC.

        (3)Upon receipt of signed share certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, RSMC shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the Commonwealth of Massachusetts relating to the transfer of shares of beneficial interest.

        (4)Upon  receipt  of  the share certificates,  which  shall  be  in proper form for transfer, together with the shareholder's instructions to hold such share certificates for safekeeping, RSMC shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

        (5)Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of shares in its account, RSMC will issue such share certificates and deliver them to the shareholder.

   (d) Redemption of Shares. Upon receipt of a redemption order from the Distributor or a shareholder, RSMC shall redeem the number of Shares indicated thereon from the redeeming shareholder's account and receive from the Trust's Custodian and disburse pursuant to the instructions of a redeeming shareholder or his or her agent or the redemption proceeds therefor, or arrange for direct payment of redemption proceeds by the
   Custodian to the redeeming shareholder or as instructed by the shareholder or his or her agent, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian.

6. AUTHORIZED ISSUED AND OUTSTANDING SHARES. The Trust agrees to notify RSMC promptly of any change in the number of authorized Shares and of any change in the number of Shares registered under the Securities Act of 1933, as amended (the "1933 Act"), or termination of the Trust's declaration under Rule 24f-2 of the 1940 Act. In the event that the Trust shall declare a stock dividend, a stock split or a reverse stock split, the Trust shall deliver to RSMC a certificate, upon which RSMC shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate corporate action has been taken, and (iii) that any amendment to the Master Trust Agreement of the Trust which may be required has been filed and is effective. Such certificate shall be accompanied by an opinion of counsel to the Trust relating to the legal adequacy and effect of the transaction.

7. DIVIDENDS AND DISTRIBUTIONS. The Trust shall furnish RSMC with appropriate evidence of action by the Trust's Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, RSMC shall, in accordance with instructions in proper form from a shareholder and the provisions of the Trust's Master Trust Agreement and Prospectus, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such dividends or distributions in cash to the shareholder in the manner described in the Prospectus. In lieu of receiving from the Trust's Custodian and paying to shareholders cash dividends or distributions, RSMC may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian.

   RSMC shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the
   Internal Revenue Service. On behalf of the Trust, RSMC shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulation.

   In accordance with the Prospectus, resolutions of the Trust's Trustees that are not inconsistent with this Agreement and are provided to RSMC from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian, RSMC shall arrange for issuance of Shares obtained through transfers of funds from Fund shareholders' accounts at financial institutions.

8. COMMUNICATIONS WITH SHAREHOLDERS.

   (a) Communications to Shareholders. RSMC will address and mail all communications by the Trust to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of shareholders. RSMC will receive and tabulate the proxy cards for shareholder meetings.

   (b) Correspondence. RSMC will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between RSMC and the Trust.

9. SERVICES TO BE PERFORMED. RSMC shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Trust's custodian bank in connection with shareholder redemption by check) of the Trust's Shares as set forth in Schedule A hereto. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between RSMC and the Trust and may be expressed in written schedules which shall constitute attachments to this Agreement.

10.RECORD KEEPING AND OTHER INFORMATION.

   (a) RSMC shall maintain records of the accounts for each shareholder showing the items listed in Schedule B hereto.

   (b) RSMC shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder and any applicable regulations of the Federal Deposit Insurance Corporation ("FDIC") or any successor regulatory authority, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by RSMC for the periods and in the places required by Rule 31a-2 under the 1940 Act and any applicable regulations of the FDIC or any successor regulatory authority.

11.AUDIT,  INSPECTION  AND  VISITATION.  RSMC shall make  available  during
   regular   business  hours  all  records  and  other  data  created   and
   maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, RSMC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

12.COMPENSATION.   Compensation for services and duties performed  pursuant
   to this Agreement is provided in Schedule C hereto. Certain other fees due and expenses incurred pursuant to this Agreement are payable by the Trust or the shareholder on whose behalf the service is performed and are also listed in Schedule C.

   The   Trust  shall  reimburse  RSMC  for  all  reasonable  out-of-pocket expenses incurred by RSMC or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

   The term "out-of-pocket expenses" shall mean the following expenses incurred by RSMC in the performance of its obligations hereunder: the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of first-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for the maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If RSMC shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefor in an amount agreed upon by the principal financial officer of the Trust and RSMC, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

13.USE OF RSMC'S NAME. The Trust shall not use the name of RSMC in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto, provided, however, that RSMC shall approve all uses of its name which merely refer in accurate terms to its appointments hereunder or which are required by the SEC or a state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.

14.USE OF TRUST'S NAME. RSMC shall not use the name of the Trust or the Fund of the Trust or material relating to the Trust or the Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of RSMC hereunder or which are required by the FDIC, the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

15.SECURITY.  RSMC represents and warrants that the various procedures  and systems which RSMC has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records and other data and RSMC's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

16.INSURANCE.   Upon  request RSMC shall provide  the  Trust  with  details regarding its insurance coverage, and RSMC shall notify the Trust should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reason or reasons therefor. RSMC shall notify the Trust of any material claims against it, whether or not they may be covered by insurance and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by RSMC under its insurance coverage.

17.ASSIGNMENT OF DUTIES TO OTHERS. Neither this Agreement nor any rights or obligations hereunder may be assigned by RSMC without the written consent of the Trust. RSMC may, however, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934, as amended (the "1934 Act"), to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as RSMC may from time to time direct; provided, however, that the appointment of any agent shall not relieve RSMC of any of its responsibilities or liabilities hereunder.

18.INDEMNIFICATION.

   (a)   The  Trust  agrees  to  indemnify  and  hold  harmless  RSMC,  its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state and foreign laws and amendments thereto (the "Applicable Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither RSMC nor any of its nominees shall be indemnified against any liability (or any expenses incident to such liability) arising out of RSMC's or its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, negligence or reckless disregard of RSMC's duties and obligations under this Agreement.

   (b) RSMC agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims, liabilities (including, without limitation, liabilities arising under the Applicable Laws) and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising directly or indirectly from any action or omission to act which RSMC or any of RSMC's directors, officers, employees, agents and/or representatives take or fail to take provided such action or omission to act constitutes willful misfeasance, bad faith, negligence or reckless disregard of RSMC's duties and obligations under this Agreement.

   (c)  In  order  that  the indemnification provisions contained  in  this
   Section 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking
   indemnification  in  the  defense of  such  claim.   The  party  seeking
   indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

19.RESPONSIBILITY OF RSMC.  RSMC shall be under no duty to take any  action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by RSMC in writing. RSMC shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. RSMC shall be liable for any damages arising out of or in connection with RSMC's performance of or omission or failure to perform its duties under this Agreement to the extent such damages arise out of RSMC's negligence, reckless disregard of its duties hereunder, bad faith or willful misfeasance.

   Without limiting the generality of the foregoing or of any other provision of this Agreement, RSMC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which RSMC reasonably believes to be genuine; or (ii) subject to the provisions of Section 20 hereof, delays or errors or loss of data occurring by reason of circumstances beyond RSMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

20.ACTS  OF  GOD,  ETC.   RSMC shall not be liable  for  delays  or  errors
   occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, RSMC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. RSMC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

21.AMENDMENTS.  RSMC and the Trust shall regularly consult with each  other regarding RSMC's performance of its obligations and its compensation hereunder. In connection therewith, the Trust shall submit to RSMC at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statements (including exhibits) under the 1933 Act and the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such material which would require any change in RSMC's obligations hereunder shall be subject to RSMC's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to RSMC of performing its obligations hereunder, RSMC shall be entitled to receive reasonable compensation therefor.

22.DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

   This Agreement shall become effective as of the close of business on the date first above written and shall continue in force unless terminated  as  herein provided.  This Agreement  may  at  any  time  be terminated by the Trust on sixty (60) days' written notice given to RSMC or by RSMC on six (6) months' written notice given to the Trust; provided, however, that this Agreement may be terminated immediately at any time for cause either by the Trust or by RSMC in the event that such cause remains unremedied for a period of time not to exceed sixty
   (60)  days  after receipt of written specification of such  cause.   Any
   such termination shall not affect the rights and obligations of the parties under Section 18 hereof.

   Upon the termination hereof, the Trust shall reimburse RSMC for any out-of-pocket expenses reasonably incurred by RSMC during the period prior to the date of such termination. In the event that the Trust designates a successor to any of RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address, and, if provided, tax identification or Social Security number), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by RSMC hereunder. RSMC shall be liable for any losses sustained by the Trust as a result of RSMC's failure to accurately and promptly provide these materials.

23.REGISTRATION AS A TRANSFER AGENT.  RSMC represents that it is  currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. RSMC agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should RSMC fail to be registered with the Federal Deposit Insurance Corporation or any successor regulatory authority as a transfer agent at any time during this Agreement, the Trust may, on written notice to RSMC, immediately terminate this Agreement.

24.NOTICE.   Any  notice  under this Agreement shall be  given  in  writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

25.SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

26.GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

27.LIMITATION OF LIABILITY.  RSMC acknowledges that it has received  notice of and accepts the limitations of liability set forth in the Trust's Master Trust Agreement. RSMC agrees that the Trust's obligations hereunder shall be limited to the Trust, and that RSMC shall have recourse solely against the assets of the Portfolio with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Portfolio or against any shareholder, Trustee, officer, employee, or agent of the Trust.

28.MISCELLANEOUS.   Both  parties agree to perform such  further  acts  and
   execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.





   IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                              HEITMAN SECURITIES TRUST



                              By:   /s/ William L. Ramseyer
                                    -----------------------
                                    William L. Ramseyer, President



                              RODNEY SQUARE MANAGEMENT
                                  CORPORATION


                              By:    /s/ Martin L. Klopping
                                     -----------------------
                                     Martin L. Klopping, President

         AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

                           SCHEDULE A

                    HEITMAN SECURITIES TRUST

                    SERVICES TO BE PERFORMED


Rodney Square Management Corporation ("RSMC") will perform the following functions as transfer agent on an ongoing basis with respect to the Fund:

(a)furnish state-by-state registration reports;

(b)provide toll-free lines for direct shareholder use, plus customer liaison staff with on-line inquiry capacity;

(c)mail duplicate confirmations to dealers and other financial institutions ("Service Organization") of their clients' activity, whether executed through the Service Organization or directly with RSMC;

(d)provide detail for underwriter or Service Organization confirmations and other Service Organization shareholder accounting, in accordance with such procedures as may be agreed upon between the Trust and RSMC;

(e)provide   shareholder  lists  and  statistical  information   concerning
   shareholder accounts to the Trust;

(f)provide timely notification of Fund activity and such other information as may be agreed upon from time to time between RSMC and the Fund or the Custodian, to the Trust or the Custodian; and

(g)with respect to dividends and distributions, prepare and file required reports with the Internal Revenue Service ("IRS"), prepare and mail reports to shareholders as required by the IRS and described in the Prospectus(s) and Statement of Additional Information.

         AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

                           SCHEDULE B

                    HEITMAN SECURITIES TRUST

                       SHAREHOLDER RECORDS



Rodney Square Management Corporation ("RSMC") shall maintain records of the accounts for each Fund shareholder showing the following information:

(a)name, address and United States Tax Identification or Social Security number;

(b)number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(c)historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

(d)any stop or restraining order placed against a shareholder's account;

(e)any   correspondence   relating  to  the  current   maintenance   of   a
   shareholder's account;

(f)information with respect to withholding; and,

(g)any information required in order for RSMC to perform any calculations contemplated or required by this Agreement.

         AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

                           SCHEDULE C

                    HEITMAN SECURITIES TRUST

                          FEE SCHEDULE

For the services RSMC provides under the Transfer Agency Agreement attached hereto, the Trust agrees to pay RSMC an administration fee on a monthly basis with respect to each Class of the Fund listed below equal to 1/12 of the annual maintenance fee, subject to a minimum fee as listed below, plus out-of-pocket expenses as follows:

(A) HEITMAN/PRA INSTITUTIONAL CLASS - Minimum Fee:  $1,875 per month

(B) ADVISOR CLASS - Minimum Fee:  $2,250 per month

                                          Maintenance Fee per Annum
   TYPE OF TRUST/ACCOUNT                         PER ACCOUNT
   ---------------------                         -----------

   Annual, Semi-Annual or Quarterly Dividend        $15.00
   Monthly Dividend                                 $16.50
   Daily Accrual Fund                               $18.00

   Per account fees will be applied to active accounts and zero balance accounts with no dividend payable. Zero balance account will be purged after year end tax reporting.

   Out of pocket expenses shall be reimbursed by the Trust to Rodney Square Management Corporation ("RSMC") or paid directly by the Trust. Such expenses include but are not limited to the following:

       a. Toll-free lines (if required)
       b. Forms, envelopes, checks, checkbooks
       c. Postage   (bulk,  pre-sort,  first-class  at  current  prevailing
           rates)
       d. Hardware/phone lines for remote terminal(s) (if required)
       e. Microfiche/Microfilm
       f. Wire fee for receipt - $7.50 per wire; disbursement - $12.50.
       g. Mailing fee - approximately $45.00 per 1,000 items
       h. Cost   of   proxy   solicitation,  mailing  and  tabulation   (if
          required)
       i. Certificate issuance - $2.00 per certificate
       j. Record retention storage - $3.50 per cubic foot per month, plus runner charges.
       k. Development/programming  costs/special  projects   -   time   and
          material Ad-hoc report set up $125, plus $ .012 per record passed. Labels - $ .12 per label ( $75.00 minimum)
       l. ACH transaction charges - $0.25 per transaction
       m. "B" notice mailing - $5.00 per item
       n. Locating  lost  shareholders  in  anticipation  of  escheating  -
          5.00 per name
       o. Commission and 12b-1 calculations - $ .25 per account, per run.
       p. Retroactive Record Dates for dividends, proxies, etc.
       q. Conversion expenses - to be determined, time and materials


The following is a list of additional out-of -pocket expenses which shall be reimbursed by the Trust to RSMC or paid directly by the Trust. Such expenses include but are not limited to the following:

NATIONAL SECURITIES CLEARING CORPORATION (NSCC) CHARGES
1. FUND/SERV
       Participation Fee              $50.00 per month
       CPU Access Fee                 $40.00 per month
       Transaction Fee                $ 0.50 per transaction


2. Networking
       Participation Fee              $250.00 per month
       CPU Access Fee                 $40.00 per month
        Account  Fee                  $.045 per month on monthly dividend
                                        funds
                                      $.030 per month on all other
                                        dividend funds

3. Commission Settlements
       Participation Fee              $50.00 per month
       Account Fee                    $ 0.30 per account per month.


RODNEY SQUARE SYSTEM ACCESS CHARGES FOR NSCC
1. FUND/SERV
       Base Facility Use Fee          $500.00 per month
       Transaction Fee                $.25 per transaction

    Plus out-of-pocket expenses for settlements, wire charges, NSCC pick-up charges, etc.


2. Networking
       Base Facility Use Fee          $500.00 per month
       Matrix Level Charges:
       Level 1, 2 or 4                $.24 per acct/month
       Level 3                        $.06 per acct/month


RODNEY SQUARE WIRE ORDER DESK

     Master/Omnibus Account            $7.50  per purchase/redemption
                                         transaction


ADDITIONAL EXPENSES (WHICH MAY BE PAID BY SHAREHOLDER):
   Direct IRA/Keogh processing        $10.00 per account per annum
                                      $  7.50 new account set-up fee
                                      $  2.50 per distribution
                                      $10.00 per transfer out
   Exchange Fees                      $5.00 per transaction


PAYMENT
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.